   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON January 19, 2001
                             REGISTRATION NO. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                  ----------

                        AMERICAN TECHNOLOGY CORPORATION
            (Exact name of Registrant as specified in its charter)


                   Delaware                              87-0361799
                   --------                              ----------
        (State or other jurisdiction                  (I.R.S. Employer
      of incorporation or organization)             Identification Number)

                        13114 Evening Creek Drive South
                              San Diego, CA 92128
                                (858) 679-2114

              (Address, including zip code, and telephone number,
                including area code, of Registrant's principal
                              executive offices)

                                  ----------

                1997 STOCK OPTION PLAN (ADDITIONAL SECURITIES)
         1997 EMPLOYEE STOCK COMPENSATION PLAN (ADDITIONAL SECURITIES)
                                 STOCK OPTIONS
                           (Full title of the plans)

                                  ----------

                               Elwood G. Norris
                            Chief Executive Officer
                        AMERICAN TECHNOLOGY CORPORATION
                        13114 Evening Creek Drive South
                              San Diego, CA 92128
                                (858) 679-2114

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------

                                  Copies to:

                             John D. Tishler, Esq.
                   Procopio, Cory, Hargreaves & Savitch LLP
                           530 B Street, Suite 2100
                              San Diego, CA 92101
                                (619) 238-1900

                                  ----------

                                       1
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                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
TITLE OF EACH                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
CLASS OF SECURITIES         AMOUNT TO         OFFERING PRICE         AGGREGATE OFFERING     REGISTRATION
TO BE REGISTERED            REGISTER          SHARE (1)              PRICE (1)              FEE
------------------------------------------------------------------------------------------------------------
Common Stock                985,000           $3.63-$9.03            $4,965,050             $1,241.26
$.00001 par value
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


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the average of the high and low sales price of Registrant's Common Stock on January 16, 2001 as reported in the Nasdaq SmallCap Market for shares issuable under the Company's 1997 Stock Option Plan and the 1997 Employee Compensation Plan (the "Plans"); and (b) the actual exercise price for shares subject to options granted outside the Plans. The following chart shows the calculation of the registration fee.

-------------------------------------------------------------------------------------------------------
TYPES OF SHARES                NUMBER OF SHARES      OFFERING PRICE         AGGREGATE OFFERING
                                                     PER SHARE              PRICE
Shares available for           500,000               3.67                   1,835,000.00
grant under 1997 Stock
Option Plan

Shares issuable under           50,000               3.67                     183,500.00
1997 Employee Stock
Compensation Plan

Shares subject to               10,000               6.62                      66,200.00
outstanding stock              180,000               8.50                   1,530,000.00
options outside the             25,000               6.38                     159,500.00
plans                           50,000               8.50                     425,000.00
                                25,000               8.50                     212,500.00
                                 5,000               9.03                      45,150.00
                               100,000               3.63                     363,000.00
                                25,000               3.63                      90,750.00
                                10,000               3.63                      36,300.00
                                 5,000               3.63                      18,150.00

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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by American Technology Corporation (the "Registrant") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         a) The Registrant's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited consolidated financial statements for the Registrant's latest fiscal year for which such statements have been filed, or
(2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited consolidated financial statements for the Registrant's latest fiscal year.

         b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         c) The description of the Registrant's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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         All documents filed by the Registrant with the Commission pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As permitted by Delaware law, the Company's Certificate of Incorporation provides that the Company will indemnify its officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of the Company unless, in any such action, the are adjudged to have acted with gross negligence or to have engaged in willful misconduct. The Company may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if the Company is so entitled. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Pursuant to the General Corporation Law of Delaware, the Company's Certificate of Incorporation excludes personal liability on the part of its directors to the Company for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the General Corporation Law of Delaware, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

Exhibit No.       Description
-----------       -----------


    4.1           Specimen Stock Certificate (1)

    5.1           Opinion of Procopio, Cory, Hargreaves & Savitch LLP

   23.1           Consent of BDO Seidman, LLP

   23.2 Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1)

   24.1           Power of Attorney (included on signature page)

   99.1           1997 Stock Option Plan (1)

   99.2           1997 Employee Stock Compensation Plan (2)

   99.3 Form of Special Stock Option used in connection with option grants outside of the Registrant's stock option plan (3)


(1) Previously filed as an exhibit to the Registrant's Form S-8 filed July 27, 1998, and incorporated herein by reference.

(2) Previously filed as an exhibit to the Registrant's Form S-8 filed March 26, 1997, and incorporated herein by reference.

(3) Previously filed as Exhibit 10.13.2 to the Registrant's Form 10-KSB filed December 29, 1998, and incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

         (a)      Rule 415 Offering.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      Filings Incorporating Subsequent Exchange Act Documents By
Reference.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h)      Request for Acceleration of Effective Date or Filing of
                         Registration Statement on Form S-8.

                         Insofar as indemnification for liabilities arising
under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 19, 2001.

                                        AMERICAN TECHNOLOGY CORPORATION

                                        By /s/ Elwood G. Norris
                                           ---------------------------------
                                        Elwood G. Norris
                                        Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elwood G. Norris his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                               Title                               Date
      ---------                               -----                               ----
/s/ ELWOOD G. NORRIS            Chief Executive Officer and Director        January 19, 2001
--------------------
Elwood G. Norris                (Principal Executive Officer)

/s/ RICHARD M. WAGNER           Director                                    January 19, 2001
-------------------------
Richard M. Wagner

/s/ DAVID J. CARTER             Director                                    January 19, 2001
-------------------------
David J. Carter

/s/ O'CONNELL J. BENJAMIN       Director                                    January 19, 2001
-------------------------
O'Connell J. Benjamin

/s/ RENEE WARDEN                Chief Accounting Officer,                   January 19, 2001
-------------------------
Renee Warden                    Treasurer and Secretary
                                (Principal Financial Officer)

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